Exhibit 5.1 April 15, 2026 Insight Enterprises, Inc. 2701 E. Insight Way Chandler, Arizona 85286 Re: Registration Statement on Form S-8 Ladies and Gentlemen: We have examined the Registration Statement on Form S-8 (the “Registration Statement”) of Insight Enterprises, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 266,170 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), relating to the award of performance-based restricted stock units, which may be offered or sold to Jack Azagury (the “Recipient”) pursuant to the One-Time Inducement Performance-Based Award Agreement (the “Award Agreement”), dated as of April 15, 2026, between the Company and the Recipient. The shares of Common Stock that may be issued to the Recipient pursuant to the Award Agreement are referred to herein as the “Shares.” We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws. Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares have been duly authorized and, when issued to the Recipient in accordance with the terms of the Award Agreement, will be validly issued, fully paid and non-assessable. We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission. Very truly yours, /s/ Snell & Wilmer L.L.P.